MGP INGREDIENTS PROVIDES PRELIMINARY FULL YEAR 2019 FINANCIAL RESULTS

ATCHISON, Kan., January 17, 2020 – MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, reported today that based on preliminary financial information, it expects to deliver the following financial results for the full year ended December 31, 2019:

•Sales of approximately $362 million.
•Gross profit of approximately $76 million.
•Gross margin of approximately 21%.
•Operating income expected to be in the range of $46-$48 million.
•Effective tax rate of approximately 16%, and shares outstanding are expected to be approximately 17 million at year end.
•Earnings per share expected to be in the range of $2.20-$2.30.

“The shortfall versus our previously communicated guidance is the result of us ultimately being unsuccessful in transacting a large portion of the aged whiskey sales we had forecast for the fourth quarter,” said Gus Griffin, president and CEO of MGP Ingredients.

“While this shortfall is disappointing, particularly given the line of sight we believed we had to these aged sales, we do not believe it reflects weakness in the overall American Whiskey category, our overall position in that market or the potential long-term value of our aged whiskey inventory. We are currently conducting additional analysis to better understand the aged whiskey market, and, going forward, we will continue to refine our strategies and tactics to improve the sales predictability and management of this important piece of our business.

“While it will be a number of weeks before we complete and report our final results, we wanted to provide this information now. Our final results may differ somewhat from these preliminary estimates,” concluded Griffin.

The Company expects to release its financial results before the market opens on Wednesday, February 26, 2020.

About MGP Ingredients, Inc.
Founded in 1941, MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are expertly crafted through a combination of art and science and backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high-quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company's facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance in operating income, sales, gross profit, gross margin, earnings per share and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or our Indiana facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) our ability to maintain compliance with all applicable loan agreement covenants, (ix) our ability to realize operating efficiencies, (x) actions of governments, and (xi) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018.

For More Information:
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

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